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                                                                     EXHIBIT 3.1

                              CERTIFICATE OF TRUST
                                       OF
                          HANOVER EQUIPMENT TRUST 2001B


THIS CERTIFICATE OF TRUST OF HANOVER EQUIPMENT TRUST 2001B (the "Trust") is
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being duly executed and filed by the undersigned on behalf of the Trust to create a business trust under the Delaware Business Trust Act (12 Del. Code,
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(S).3801 et seq.) (the "Act").
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     1.   Name. The name of the business trust being formed hereby is HANOVER
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          EQUIPMENT TRUST 2001B.

     2.   Trustee. The name and business address of the trustee of the Trust
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          with its principal place of business in the State of Delaware is as follows:

                      Wilmington Trust Company
                      Rodney Square North
                      1100 North Market Street
                      Wilmington, Delaware 19890-0001
                      ATTN: Corporate Trust Administration

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

                                  WILMINGTON TRUST COMPANY,
                                  not in its individual capacity but solely as trustee of the Trust

                                  By:_____________________________________
                                  Name:
                                  Title: